Sidley Austin LLP 787 Seventh Avenue New York, NY 10019 +1 212 839 5300 +1 212 839 5599 Fax AMERICA • ASIA PACIFIC • EUROPE	Exhibit 99.(l)

Board of Managers of the Fund 875 Third Avenue New York, New York 10022	May 22, 2026

Aetos Distressed Investment Strategies Fund, LLC (the “Fund”)

(File Nos. 333-294706 and 811-21059)

Ladies and Gentlemen:

We have acted as counsel to the Fund, a limited liability company organized under the laws of the State of Delaware, in connection with the filing of its registration statement on Form N-2 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “1933 Act”) and the Investment Company Act of 1940, as amended and the registration of $2,500,000,000 of limited liability company interests in the Fund (“Interests”) under the 1933 Act.

As counsel to the Fund, we are familiar with the proceedings taken by it in connection with the authorization, issuance and sale of the Interests in the manner referred to in the Registration Statement. We are familiar with the actions taken by the Fund and its Board of Managers in connection with the organization of the Fund and the authorization, and the proposed issuance and sale, of Interests, including but not limited to the adoption of a resolution authorizing the issuance of Interests in the manner described in the prospectus contained in the Registration Statement (the “Prospectus”). In addition, we have examined and relied upon originals or copies, certified or otherwise identified to our satisfaction, of such agreements (including the Fund’s limited liability company agreement), instruments, certificates (including the Fund’s certificates of formation), records and other documents as we have deemed necessary or appropriate for the purpose of rendering the opinion set forth in this letter. In our examination, we have assumed the following: (i) the legal capacity of all natural persons; (ii) the authenticity of original documents and the genuineness of all signatures; (iii) the conformity to the originals of all documents submitted to us as certified or copies or by other means of electronic transmission or which we obtained from the Commission’s Electronic Data Gathering, Analysis and Retrieval System (“EDGAR”) or other sites on the internet, and the authenticity of the originals of such latter documents (if any document we examined in printed, word processed or similar form has been filed with the Commission on EDGAR, we have assumed that the document filed on EDGAR is identical to the document we examined, except for EDGAR formatting changes); and (iv) the accuracy and completeness of the information, representations and warranties contained in the records, documents, instruments and certificates we have reviewed.

In rendering the opinion contained herein, as to facts and certain other matters and the consequences thereof relevant to the opinion expressed herein and the other statements made herein, we have relied solely upon, without independent investigation or verification upon, and assumed the accuracy and completeness of, certificates, letters and oral and written statements and representations of public officials, officers and other representatives of the Fund, accountants for the Fund, and others.

Based upon the foregoing and the other limitations, qualifications, exceptions and assumptions set forth herein, we are of the opinion that Interests, when issued and sold in the manner described in the Prospectus, will be legally issued, fully paid and non-assessable.

The foregoing opinion is limited to the Limited Liability Company Act of the State of Delaware. We express no opinion as to any other laws or the laws, rules or regulations of any other jurisdiction.

We hereby consent to the filing of this opinion as an exhibit to the Fund’s Registration Statement on Form N-2 and to the references to us as counsel to the Fund in the Prospectus and Statement of Additional Information constituting a part thereof. In giving this consent, we do not admit that we are in the category of persons whose consent is required under Section 7 of the 1933 Act. This opinion may be incorporated by reference in any subsequent post-effective amendment to the Registration Statement filed by the Fund pursuant to Rule 462(b) under the 1933 Act in connection with an offering of Interests.

Very truly yours,

/s/ Sidley Austin LLP

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